Exhibit 99.1

Vincerx Pharma Announces Proposed Underwritten Public Offering of Common Stock and Warrants

PALO ALTO, CA, April 25, 2024 — Vincerx Pharma, Inc. (Nasdaq: VINC) today announced a proposed underwritten public offering of shares of its common stock and accompanying common stock warrants to purchase shares of its common stock and, to certain investors, pre-funded warrants to purchase shares of common stock and accompanying common stock warrants to purchase shares of its common stock. All of the shares, pre-funded warrants and common stock warrants in the proposed offering will be offered by Vincerx. The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

Leerink Partners is acting as the sole bookrunning manager for the offering.

The offering is being made pursuant to a shelf registration statement on Form S-3 (File No. 333-262239) that was declared effective by the Securities and Exchange Commission (the “SEC”) on January 28, 2022. The offering is being made only by means of a prospectus and prospectus supplement that form a part of the registration statement. A preliminary prospectus supplement relating to the offering will be filed with the SEC and will be available on the SEC’s website, located at www.sec.gov. Copies of the preliminary prospectus supplement and the accompanying prospectus relating to the offering, when available, may also be obtained by contacting Leerink Partners LLC, Syndicate Department, 53 State Street, 40th Floor, Boston, MA 02109, by telephone at (800) 808-7525 ext. 6105, or by email at syndicate@leerink.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Vincerx Pharma, Inc.

Vincerx Pharma, Inc. is a clinical-stage biopharmaceutical company committed to developing differentiated and novel therapies to address the unmet medical needs of patients with cancer. Vincerx has assembled a seasoned management team with a proven track record of successful oncology drug development, approvals, and value creation. Vincerx’s diverse pipeline consists of the next-generation antibody-drug conjugate, VIP943, in Phase 1; small molecule-drug conjugate, VIP236, in Phase 1; preclinical antibody-drug conjugate, VIP924; CDK9 inhibitor, enitociclib, in an NIH-sponsored Phase 1; and VersAptx™, its versatile and adaptable, next-generation bioconjugation platform.

Vincerx is based in Palo Alto, California, and has a research facility in Monheim, Germany.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as those, among others, relating to Vincerx’s expectations regarding the completion and timing of the public offering. Actual results or developments may differ materially from those projected or implied in these forward-looking statements. Factors that may cause such a difference include risks and uncertainties related to completion of the public offering on the anticipated terms or at all, market conditions and the satisfaction of customary closing conditions related to the public offering. More information about the risks and uncertainties faced by Vincerx is contained in the section captioned “Risk Factors” in the preliminary prospectus supplement related to the public offering and are detailed from time to time in Vincerx’s periodic reports filed with the SEC, including its most recent Annual Report on Form 10-K. Vincerx disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:

Gabriela Jairala

Vincerx Pharma, Inc.

gabriela.jairala@vincerx.com

Totyana Simien

Inizio Evoke Comms

totyana.simien@inizioevoke.com